Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE
09-16

Contacts:	James Haddox, CFO	Kip Rupp / krupp@drg-e.com
	Reba Reid	Ken Dennard / ksdennard@drg-e.com
	Quanta Services Inc.	DRG&E
	713-629-7600	713-529-6600
QUANTA SERVICES REPORTS 2009 THIRD QUARTER RESULTS
Gross Margins Continued to Improve
HOUSTON — Nov. 4, 2009 — Quanta Services, Inc. (NYSE: PWR) today announced results for the three and nine months ended September 30, 2009.
     Revenues in the third quarter of 2009 were $780.8 million compared to revenues of $1.05 billion in the third quarter of 2008. For the third quarter of 2009, net income attributable to common stock was $63.4 million or $0.32 per diluted share, as compared to $51.9 million or $0.28 per diluted share in the third quarter of 2008. Included in net income attributable to common stock for the third quarter of 2009 is $22.4 million of income, or a benefit of $0.11 per diluted share, from the release of income tax contingencies due to the expiration of various statutes of limitations related to federal and state tax returns. Adjusted diluted earnings per share (a non-GAAP measure) was $0.25 for the third quarter of 2009 compared to $0.32 for the third quarter of 2008. Adjusted diluted earnings per share is GAAP diluted earnings per share before the impact of tax contingency releases and certain non-cash items such as amortization of intangible assets, non-cash interest expense and non-cash compensation expense, all net of tax. See the attached table for a reconciliation of non-GAAP measures to the reported GAAP measures.
     “The slow economy continues to negatively affect the industries we serve and our revenues. However, our gross margins improved 130 basis points over the third quarter of 2008, a quarter during which we achieved $110 million more in higher margin emergency restoration service revenues. This gross margin improvement reflects our successful strategy of not pursuing lower margin work for the sake of revenues,” said John R. Colson, chairman and CEO of Quanta Services. “We believe the most significant effects of the recession are behind us. While the first quarter of 2010 may be challenging, we expect a meaningful recovery in the second half of next year as spending by our customers returns.”
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     Revenues for the first nine months of 2009 were $2.33 billion compared to $2.86 billion for the first nine months of 2008. For the first nine months of 2009, Quanta reported net income attributable to common stock of $118.2 million or $0.59 per diluted share, compared to $111.1 million or $0.63 per diluted share for the first nine months of last year. Included in net income attributable to common stock for the first nine months of 2009 is the previously discussed release of income tax contingencies in the third quarter of 2009. Adjusted diluted earnings per share was $0.59 for the first nine months of 2009 as compared to $0.76 for the first nine months of 2008. See the attached table for a reconciliation of non-GAAP measures to the reported GAAP measures.
     See Note (a) to the attached Consolidated Statements of Operations for an explanation of 2008 amounts that have been retrospectively restated as a result of the adoption of new accounting pronouncements effective Jan. 1, 2009.
     RECENT HIGHLIGHTS
•	Completed Acquisition of Price Gregory Services, Incorporated — On Oct. 1, 2009, Quanta acquired, through a merger transaction, all of the outstanding common stock of Price Gregory Services, Incorporated. In connection with the merger, Quanta issued approximately 10.9 million shares of its common stock valued at $231.8 million and paid approximately $95.8 million in cash to the stockholders of Price Gregory. As the transaction was effective Oct. 1, 2009, the results of Price Gregory will be included in Quanta’s consolidated financial statements beginning on such date. Price Gregory provides natural gas and oil transmission pipeline infrastructure services in North America, specializing in the construction of large diameter transmission pipelines. The merger significantly expands Quanta’s existing natural gas and pipeline services and, when combined with Quanta’s electric power services, positions Quanta as a leader in the North American energy transmission infrastructure market.

•	Secured Contract for Transmission Services — American Transmission Co. (ATC) awarded a contract valued at approximately $100 million to Quanta Services as part of the utility’s strategic plan to invest $2.5 billion in infrastructure improvements over the next ten years. Under the agreement, MJ Electric, a Quanta operating unit, will provide transmission line and substation work in the Upper Peninsula of Michigan and northern Wisconsin. The contract builds on Quanta’s long-standing relationship with ATC, which includes the successful completion of more than 100 miles of transmission line in this region.

•	Hosted 7th Annual Utility Perspectives Symposium — More than 150 industry leaders and policy makers from 33 states convened in Washington, D.C. to participate in Quanta’s annual symposium, which is designed to address the various issues facing utilities and the energy market overall. Discussions regarding federal and state regulatory developments, renewable energy, smart grid and electric transmission infrastructure provided a dynamic forum during which attendees exchanged ideas and collaborated to strengthen the future of power delivery.
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OUTLOOK
     Quanta and its customers continue to operate in a challenging business environment with the economic downturn and weak capital markets. Therefore, management cannot predict the timing or extent of the impact that these conditions may have on demand for Quanta’s services, particularly in the near term. The following forward-looking statements are based on current expectations and actual results may differ materially.
     Quanta expects revenues for the fourth quarter of 2009 to range between $900 million and $950 million. This estimate includes a forecast of emergency restoration service revenues of $11 million versus approximately $47 million in emergency restoration service revenues being earned in the fourth quarter of 2008. It also includes an estimate of the results of Price Gregory for the full quarter. Diluted earnings per share for the fourth quarter of 2009 are estimated to be between $0.16 and $0.17. Quanta expects adjusted diluted earnings per share (a non-GAAP measure calculated on the same basis as the historical adjusted earnings per diluted share presented in this release) for the fourth quarter of 2009 to range from $0.26 to $0.27. Amortization of intangibles, non-cash interest expense and non-cash stock compensation expenses are forecasted to be approximately $34 million for the fourth quarter of 2009.
     Quanta Services has scheduled a conference call for Nov. 4, 2009, at 9:30 a.m. Eastern time. To participate in the call, dial (480) 629-9644 at least ten minutes before the conference call begins and ask for the Quanta Services conference call. Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting the company’s Web site at www.quantaservices.com. To listen to the call live on the Web, please visit the Quanta Services Web site at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call on the company’s Web site at www.quantaservices.com. A replay will also be available through Nov. 11, 2009, and may be accessed at (303) 590-3030 and using the pass code 4178458#. For more information, please contact Karen Roan at DRG&E by calling (713) 529-6600 or email kcroan@drg-e.com.
     The non-GAAP measures in this press release and the attached table are provided to enable investors to evaluate performance excluding the effects of certain items that management believes impact the comparability of operating results between reporting periods. Reconciliations of other GAAP to non-GAAP measures not included in this press release and certain other items to be discussed during the conference call can be found on the company’s Web site at www.quantaservices.com in the “Financial News” section.
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     Quanta Services is a leading specialized contracting services company, delivering infrastructure network solutions for the electric power, natural gas and pipeline and telecommunication industries. The company’s comprehensive services include designing, installing, repairing and maintaining network infrastructure nationwide. Additionally, Quanta licenses point-to-point fiber optic telecommunications infrastructure in select markets and offers related design, procurement, construction and maintenance services. With operations throughout North America, Quanta has the manpower, resources and expertise to complete projects that are local, regional, national or international in scope.
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Forward-Looking Statements
This press release (and oral statements regarding the subject matter of this release, including those made on the conference call and webcast announced herein) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, projected revenues and earnings per share and other projections of financial and operating results and capital expenditures; growth or opportunities in particular markets; the impact of the Energy Policy Act of 2005, renewable energy initiatives, the recently enacted economic stimulus package and other potential legislative actions on future spending by customers; the potential benefits from acquisitions, including Price Gregory; the expected value of, and the scope, services, term and results of any related projects awarded under, agreements for services to be provided by Quanta; statements relating to the business plans or financial condition of utilities and our other customers; and Quanta’s strategies and plans, as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. Although Quanta’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements can be affected by inaccurate assumptions and by a variety of risks and uncertainties that are difficult to predict or beyond our control, including, among others, quarterly variations in operating results; continuing declines in economic and financial conditions, including volatility in the capital markets; trends and growth opportunities in relevant markets; delays, reductions in scope or cancellations of existing projects, including as a result of capital constraints that may impact our customers; dependence on fixed price contracts and the potential to incur losses with respect to these contracts; estimates relating to the use of percentage-of-completion accounting; the successful negotiation, execution, performance and completion of pending and existing contracts; the ability to generate internal growth; the effect of natural gas and oil prices on Quanta’s operations and growth opportunities; the ability to effectively compete for new projects and market share; the failure of the Energy Policy Act of 2005, renewable energy initiatives, the recently enacted economic stimulus package or other potential legislative actions to result in increased demand for Quanta’s services; cancellation provisions within contracts and the risk that contracts are not renewed or are replaced on less favorable terms; the inability of customers to pay for services; the failure to recover on payment claims against project owners or to obtain adequate compensation for customer-requested change orders; the failure to effectively integrate Price Gregory and its operations or to realize potential synergies, such as cross-selling opportunities, from the acquisition; the ability to attract skilled labor and retain key personnel and qualified employees; potential shortage of skilled employees; estimates and assumptions in determining financial results and backlog; the ability to realize backlog; the ability to successfully identify, complete and integrate acquisitions; the potential adverse impact resulting from uncertainty surrounding acquisitions, including the ability to retain key personnel from the acquired businesses and the potential increase in risks already existing in Quanta’s operations; the adverse impact of goodwill or other intangible asset impairments; growth outpacing infrastructure; unexpected costs or liabilities that may arise from lawsuits or indemnity claims related to the services Quanta performs; liabilities for claims that are self-insured; risks associated with the implementation of an information technology solution; potential liabilities relating to occupational health and safety matters; the potential that participation in joint ventures exposes us to liability and/or harm to our reputation for failures of our partners; risks associated with operating in international markets; risks associated with our dependence on suppliers, subcontractors and equipment manufacturers; risks associated with Quanta’s fiber optic licensing business, including regulatory changes and the potential inability to realize a return on capital investments; beliefs and assumptions about the collectability of receivables; the cost of borrowing, availability of credit, fluctuations in the price and volume of Quanta’s common stock, debt covenant compliance, interest rate fluctuations and other factors affecting financing and investment activities; the ability to obtain performance bonds; the impact of a unionized workforce on operations and the ability to complete future acquisitions; the ability to continue to meet the requirements of the Sarbanes-Oxley Act of 2002; potential exposure to environmental liabilities; requirements relating to governmental regulation and changes thereto; rapid technological and structural changes that could reduce the demand for services; the ability to access sufficient funding to finance desired growth and operations; the potential conversion of Quanta’s outstanding convertible subordinated notes; provisions of our corporate governing documents could make an acquisition of our company more difficult; and other risks detailed in Quanta’s Annual Report on Form 10-K for the year ended December 31, 2008, Quanta’s Quarterly Reports on Form 10-Q for each of the quarters in 2009, and any other documents that Quanta files with the Securities and Exchange Commission (SEC). Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through the company’s Web site at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov.
- Tables to follow -

Quanta Services, Inc. and Subsidiaries Consolidated Statements of Operations For the Three and Nine Months Ended September 30, 2009 and 2008 (In thousands, except per share information) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
		Restated(a)		Restated(a)

Revenues	$780,794	$1,053,355	$2,332,703	$2,858,679
Cost of services (including depreciation)	633,166	867,789	1,930,162	2,390,546

Gross profit	147,628	185,566	402,541	468,133
Selling, general & administrative expenses	71,018	80,126	217,591	227,134
Amortization of intangible assets	5,448	8,998	15,260	29,464

Operating income	71,162	96,442	169,690	211,535
Interest expense	(2,816)	(9,837)	(8,437)	(29,153)
Interest income	338	2,022	2,047	8,105
Loss on early extinguishment of debt	—	(2)	—	(2)
Other income (expense), net	592	(74)	826	408

Income before income taxes	69,276	88,551	164,126	190,893
Provision for income taxes	5,320	36,614	45,036	79,817

Net income	63,956	51,937	119,090	111,076
Less: Net income attributable to noncontrolling interest	520	—	873	—

Net income attributable to common stock	$63,436	$51,937	$118,217	$111,076

Earnings per share attributable to common stock:
Basic earnings per share	$0.32	$0.30	$0.60	$0.65

Diluted earnings per share	$0.32	$0.28	$0.59	$0.63

Weighted average shares used in computing earnings per share:
Basic	198,608	173,007	198,618	172,168

Diluted	205,224	203,930	198,815	196,783

(a)	Effective January 1, 2009, we adopted two new accounting pronouncements that each required retrospective application. One of these pronouncements was FASB Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (FSP APB 14-1) (FASB Accounting Standards Codification (ASC) 470-20, Debt-Debt with Conversion and Other Options). FSP APB 14-1 (FASB ASC 470-20) requires us to bifurcate and separately value the debt and equity components of our convertible subordinated notes on our balance sheet. The recorded value of the equity component of our convertible notes is offset by the recognition of an adjustment to the carrying value of the convertible subordinated notes in the form of an original issuance discount which is amortized over the expected life of the convertible subordinated notes as a non-cash interest charge. As a result of the adoption of FSP APB 14-1 (FASB ASC 470-20), we recorded non-cash interest expense of $1.1 million and $3.1 million for the three and nine months ended September 30, 2009 and $4.6 million and $13.5 million for the three and nine months ended September 30, 2008. The additional non-cash interest expense in 2008 reduced our previously reported diluted earnings per share from $0.29 to $0.28 for the three months ended September 30, 2008 and from $0.64 to $0.63 for the nine months ended September 30, 2008. In addition, we adopted FASB Staff Position No. EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities” (FSP EITF 03-6-1) (FASB ASC 260, Earnings Per Share). Under FSP EITF 03-6-1 (FASB ASC 260), we are required to treat unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) as participating securities and for such awards to be included in the computation of both basic and diluted earnings per share. The adoption of FSP EITF 03-6-1 (FASB ASC 260) did not have a material impact on basic and diluted earnings per share in the three or nine months ended September 30, 2009 or 2008. As a result of retrospectively applying both of these FSPs, our consolidated balance sheet as of December 31, 2008 and consolidated statements of operations for the three and nine months ended September 30, 2008 have been retrospectively restated herein to reflect the impact of the adoption of these standards.

Quanta Services, Inc. and Subsidiaries Calculation of Earnings Per Share For the Three and Nine Months Ended September 30, 2009 and 2008 (In thousands, except per share information) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
		Restated(1)		Restated(1)

Income for diluted earnings per share:
Net income attributable to common stock	$63,436	$51,937	$118,217	$111,076
Effect of convertible notes under the “if-converted” method — interest expense addback, net of taxes	1,659	6,180	—	13,579

Net income attributable to common stock for diluted earnings per share	$65,095	$58,117	$118,217	$124,655

Calculation of weighted average shares for diluted earnings per share:
Weighted average shares outstanding for basic earnings per share	198,608	173,007	198,618	172,168
Effect of dilutive stock options	201	286	197	384
Effect of convertible subordinated notes under the “if-converted” method — weighted convertible shares issuable	6,415	30,637	—	24,231

Weighted average shares outstanding for diluted earnings per share	205,224	203,930	198,815	196,783

Diluted earnings per share:
Net income attributable to common stock	$0.32	$0.28	$0.59	$0.63

(1)	See Note (a) to the Consolidated Statements of Operations.

Quanta Services, Inc. and Subsidiaries Non-GAAP Financial Measures For the Three and Nine Months Ended September 30, 2009 and 2008 (In thousands, except per share information) (Unaudited)
Reconciliation of Non-GAAP Financial Measures

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Adjusted diluted earnings per share:	2009	2008	2009	2008
		Restated(1)		Restated(1)

Net income attributable to common stock (GAAP as reported)	$63,436	$51,937	$118,217	$111,076
Adjustments:
Impact of tax contingency releases (2)	(22,446)	—	(22,446)	—
Acquisition costs	1,313	—	1,313	—

Adjusted net income attributable to common stock before certain non-cash adjustments	42,303	51,937	97,084	111,076
Non-cash stock-based compensation, net of tax	3,031	2,466	8,927	7,565
Non-cash interest expense, net of tax(1)	711	3,075	2,092	9,010
Amortization of intangible assets, net of tax	3,323	5,489	9,309	17,973

Adjusted net income attributable to common stock after certain non-cash adjustments	49,368	62,967	117,412	145,624
Effect of convertible subordinated notes under the “if-converted” method — interest expense addback, net of tax	949	3,105	2,846	9,350

Adjusted net income attributable to common stock for adjusted diluted earnings per share	$50,317	$66,072	$120,258	$154,974

Calculation of weighted average shares for adjusted diluted earnings per share:
Weighted average shares outstanding for basic earnings per share	198,608	173,007	198,618	172,168
Effect of dilutive stock options	201	286	197	384
Effect of convertible subordinated notes under the “if converted” method — weighted convertible shares issuable	6,415	30,637	6,415	30,645

Weighted average shares outstanding for adjusted diluted earnings per share	205,224	203,930	205,230	203,197

Adjusted diluted earnings per share	$0.25	$0.32	$0.59	$0.76

(1)	See Note (a) to the Consolidated Statements of Operations.

(2)	Reflects the elimination of tax benefits primarily associated with the expiration of various federal and state tax statutes of limitations during the third quarter of 2009.
The non-GAAP measures in this press release are provided to enable investors to evaluate quarterly performance excluding the effects of items that management believes impact the comparability of operating results between periods. More particularly, in addition to the adjustments in the third quarter of 2009 relating to certain tax benefits described in Note (2) above and acquisition costs, (i) amortization of intangible assets is impacted by Quanta’s acquisition activity, which can cause the amortization expense to vary period-to-period; (ii) non-cash interest expense results from the requirements of FSP APB 14-1 (FASB ASC 470-20) (see Note (a) to the Consolidated Statements of Operations) and varies from period-to-period depending on the amount of the convertible subordinated notes outstanding during the period, and (iii) non-cash compensation expense may vary due to acquisition activity and factors influencing the estimated fair value of performance-based awards.

Quanta Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands) (Unaudited)

	September 30,	December 31,
	2009	2008
		Restated(1)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$584,038	$437,901
Accounts receivable, net	663,277	795,251
Costs and estimated earnings in excess of billings on uncompleted contracts	62,353	54,379
Inventories	31,920	25,813
Prepaid expenses and other current assets	61,372	72,063

Total current assets	1,402,960	1,385,407
PROPERTY AND EQUIPMENT, net	692,543	635,456
OTHER ASSETS, net	31,647	33,479
OTHER INTANGIBLE ASSETS, net	131,053	140,717
GOODWILL	1,375,902	1,363,100

Total assets	$3,634,105	$3,558,159

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt and notes payable	$37	$1,155
Accounts payable and accrued expenses	338,586	400,253
Billings in excess of costs and estimated earnings on uncompleted contracts	51,465	50,390

Total current liabilities	390,088	451,798
CONVERTIBLE SUBORDINATED NOTES, NET	125,493	122,275
DEFERRED INCOME TAXES AND OTHER NON-CURRENT LIABILITIES	294,782	301,712

Total liabilities	810,363	875,785

TOTAL STOCKHOLDERS’ EQUITY	2,822,869	2,682,374
NONCONTROLLING INTEREST	873	—

TOTAL EQUITY	2,823,742	2,682,374

Total liabilities and equity	$3,634,105	$3,558,159

(1)	See Note (a) to the Consolidated Statements of Operations.
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